Exhibit 10.46


                                ALBERTSON'S, INC.
                              AMENDED AND RESTATED
                         1995 STOCK-BASED INCENTIVE PLAN


Section 1.   General Purposes of Plan.

The name of this plan is the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan (the "Plan"). The Plan, as amended and restated, was adopted on March 15, 2001 by the Board of Directors and approved by the Company's stockholders on June 14, 2001. The Plan was originally adopted by the Board of Directors on April 5, 1995 and approved by the Company's stockholders on May 26, 1995 and was previously amended and restated on August 31, 1998 and approved by the Company's stockholders on November 12, 1998. Most recently, the Plan was amended and restated effective December 9, 2002 to reflect revisions to
Section 13 that shall apply only to Awards granted on or after that date. The purposes of the Plan are to promote the growth and profitability of the Company and its Subsidiaries by enabling them to attract and retain the best available personnel for positions of substantial responsibility, to provide key employees and non-employee directors with an opportunity for investment in the Company's Common Stock, to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries, and to further align the long-term interests of key employees and non-employee directors with those of the stockholders. Awards granted under the Plan may be (a) options which may be designated as (i) Nonqualified Stock Options or (ii) Incentive Stock Options;
(b) Stock Appreciation Rights; (c) Restricted or Deferred Stock; or (d) other forms of stock-based incentive awards.

Section  2.   Definitions.

The terms defined in this Section 2 shall, for all purposes of this Plan, have the meanings herein specified:

         (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

         (b) "Administrator" shall mean the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 4.

         (c) "Award Agreement" shall mean a Stock Option Agreement or other written agreement between the Company and a Participant evidencing the number of shares of Common Stock, SARs or Units subject to the Award and setting forth the terms and conditions of the Award as the Committee may deem appropriate which shall not be inconsistent with the Plan.

         (d) "Award Price" shall mean the Option Price in the case of an Option or the price to be paid for the shares of Common Stock, SARs or Units to be granted pursuant to an Award Agreement.

         (e) "Awards" shall mean, collectively, (i) Options which may be designated as (A) Nonqualified Stock Options or (B) Incentive Stock Options; (ii) Stock Appreciation Rights (SARs); (iii) Restricted or Deferred Stock; or (iv) other forms of stock-based incentive awards as described in Section 10 hereof.

         (f) "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

         (h) "Commission" shall be the Securities and Exchange Commission.

         (i) "Committee" shall mean the committee appointed by the Board of Directors pursuant to Section 4 hereof.

         (j) "Common Stock" shall mean the Company's presently authorized Common Stock, par value $1.00 per share, except as this definition may be modified pursuant to Section 14 hereof.

         (k) "Company" shall mean Albertson's, Inc., a Delaware corporation.

         (l) "Deferred  Stock" shall mean deferred  stock awards as described in
         Section 9 hereof.

         (m) "Demotion" shall mean the reduction of an Optionee's salary grade, job classification, or title (the Optionee's job classification or title shall govern in cases where said job classification or title are not defined by means of a salary grade) with the Company to a level at which Options under this Plan or any other option plan of the Company have not been granted within the three years preceding such demotion.

         (n) "Eligible Director" means a director of the Company who is not an employee of the Company or any Subsidiary or a Special Advisor to the Board.

         (o) "Employee" or "Employees" shall mean key persons (including, but not limited to, employee members of the Board of Directors and officers) employed by the Company, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.

         (p) "Fair Market Value" shall mean the last sale price of the Common Stock on the New York Stock Exchange Composite Tape on the date an Award is granted or exercised, as applicable, (or for purposes of determining the value of shares of Common Stock used in payment of the Award Price, the date the certificate is delivered) or, if there are no sales on such date, on the next following day on which there are sales.

         (q) "Incentive Stock Option" shall mean an "incentive stock option" as defined in Section 422 of the Code.

         (r) "Mature Stock" shall mean Common Stock which was obtained through the exercise of an option under this Plan or any other plan of the Company, which is delivered to the Company in order to exercise an Option and which has been held continuously by an Optionee for the longer of: (i) six months or more, or (ii) any other period that may in the future be recognized under Generally Accepted Accounting Principles for purposes of defining the term "Mature Stock" in connection with such an Option exercise.

         (s) "Nonqualified Stock Option" shall mean an Option that by its terms is designated as not being an Incentive Stock Option as defined above.

         (t) "Option" shall mean the option to purchase shares of Common Stock set forth in a Stock Option Agreement between the Company and an Optionee and which may be granted as a Nonqualified Stock Option or an Incentive Stock Option.

         (u) "Optionee" shall mean an eligible Employee or Eligible Director, as described in Section 5 hereof, who accepts an Option.

         (v) "Option Price" shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Agreement.

         (w) "Option Period" shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement.

         (x) "Participant" shall be an Employee or Eligible Director who has been granted an Award under the Plan.

         (y) "Plan" shall mean the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan.

         (z) "Restricted Stock" shall mean restricted stock awards as described in Section 9 hereof.

         (aa)  "SARs"  shall  mean stock  appreciation  rights as  described  in
         Section 8 hereof.

         (bb) "Special Advisor" means an individual designated as such by the Board.

         (cc) "Stock Appreciation Rights" shall mean stock appreciation rights as described in Section 8 hereof.

         (dd) "Stock Option Agreement" shall mean the written agreement between the Company and Optionee setting forth the Option and the terms and conditions upon which it may be exercised.

         (ee) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly through Subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns an interest of at least 50% of the total combined equity thereof.

         (ff) "Successor" or "Successors" shall have the meaning set forth in Subsection C3(d) of Section 7 hereof.

         (gg) "Unit" shall mean a unit of measurement which is measured by the Fair Market Value of the Common Stock.

Section  3.   Effective Date and Term.

The effective date of the Plan, as amended and restated, is December 9, 2002.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of May 26, 1995, the original effective date of the Plan, but Awards theretofore granted may extend beyond that date.

Section  4.   Administration.

The Plan shall be administered by the Board in accordance with the requirements of Rule 16b-3 as promulgated by the Commission under the Act, or by the Compensation Committee of the Board plus such additional individuals as the Board shall designate in order to fulfill the Non-Employee Directors requirement of Rule 16b-3 and as such Rule may be amended from time to time, or any successor definition adopted by the Commission, or any other committee the Board may subsequently appoint to administer the Plan. Any committee so designated shall be composed entirely of individuals who meet the qualifications referred to in Rule 16b-3.

Any Awards under this Plan made to Eligible Directors are made to such non-employee directors solely in their capacity as directors.

Members of the Committee shall serve at the pleasure of the Board of Directors. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee.

If at any time the Board shall not administer the Plan, then the functions of the Board shall be exercised by the Committee.

Section  5.   Eligibility.

Subject to the provisions of the Plan, the Administrator shall determine and designate from time to time those key Employees and/or Eligible Directors of the Company or its Subsidiaries to whom Awards are to be granted, the number of shares of Common Stock, SARs or Units to be awarded from time to time to any individual and the length of the term of any Award. In determining the eligibility of an Employee or Eligible Director to receive an Award, as well as in determining the size of the Award to be made to any Employee or Eligible Director, the Administrator shall consider the position and responsibilities of the Employee or Eligible Director being considered, the nature and value to the Company or a Subsidiary of the Employee's or Eligible Director's services and accomplishments, the Employee's or Eligible Director's present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Administrator may deem relevant. An Employee or Eligible Director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

More than one Award may be granted to an individual, but the aggregate number of shares of Common Stock, SARs or Units with respect to which an Award is made to any individual, during the life of the Plan may not, subject to adjustment as provided in Section 14 hereof, exceed 10% of the shares of Common Stock reserved for purposes of the Plan, in accordance with the provisions of Section 6 hereof.

Section  6.   Number of Shares Subject to the Plan.

Under the Plan the maximum number and kind of shares with respect to which Awards may be granted, subject to adjustment in accordance with Section 14 hereof, is fifty million (50,000,000) shares of Common Stock; provided, however, that in the aggregate, not more than one-tenth (1/10) of such allotted shares may be made the subject of Awards other than Options and Stock Appreciation Rights. The Common Stock to be offered under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and presently or hereafter held as treasury shares. The Board of Directors has reserved for the purposes of the Plan a total of fifty million (50,000,000) of the authorized but unissued shares of Common Stock, subject to adjustment in accordance with
Section 14 hereof.

If any shares as to which an Award granted under the Plan shall remain unvested and /or unexercised at the expiration thereof or shall be terminated unvested and/or unexercised, they may be the subject of further Awards provided that the Plan has not been terminated pursuant to Section 18 hereof. In addition, if any Option is exercised by tendering shares to the Company as full or partial payment of the exercise price in accordance with Subsection C of Section 7 hereof, the number of shares available under this Section 6 shall be increased by the number of shares so tendered.

Section  7.   Stock Options.

The Administrator may grant Options which may be designated as (i) Nonqualified Stock Options or (ii) Incentive Stock Options. The grant of each Option shall be confirmed by a Stock Option Agreement (in a form prescribed by the Administrator) that shall be executed by the Company and by the Optionee as promptly as practicable after such grant. The Stock Option Agreement shall expressly state or incorporate by reference the applicable provisions of this Plan pertaining to the type of Option granted.

         A. Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an Option to purchase a specified number of shares of Common Stock during such specified time as the Administrator may determine, at a price determined by the Administrator that, unless approved by the stockholders of the Company, is not less than the Fair Market Value of the Common Stock on the date the Option is granted.

         B. Incentive Stock Options. An Incentive Stock Option is an Award in the form of an Option to purchase Common Stock that is identified as an Incentive Stock Option, complies with the requirements of Code Section 422 or any successor section. Eligible Directors shall not be granted Incentive Stock Options.

         C. Provisions Applicable to Either Nonqualified Stock Options or Incentive Stock Options.

                  1.  Option Periods.

                  The term of each Option granted under this Plan shall be for such period as the Administrator shall determine, but not more than 10 years from the date of grant thereof, or to earlier termination as herein after provided in Subsection 3 of this Subsection C.

                  2. Exercise of Options.

                  Each Option granted under this Plan may be exercised on such date or dates during the Option Period for such number of shares as shall be prescribed by the provisions of the Stock Option Agreement evidencing such Option, provided that:

                  (a) An Option may be exercised, (i) only by the Optionee during the continuance of the Optionee's employment by the Company or a Subsidiary, or (ii) after termination of the Optionee's employment by the Company or a Subsidiary in accordance with the provisions of Subsection 3 of this Subsection C.

                  (b) An Option may be exercised by the Optionee or a Successor only by written notice (in the form prescribed by the Administrator) to the Company specifying the number of shares to be purchased.

                  (c) The aggregate Option Price of the shares as to which an Option may be exercised shall be paid in full upon exercise by any one or any combination of the following: cash, personal check, wire transfer, certified or cashier's check or the transfer, either actually or by attestation, of certificates for Mature Stock or other Common Stock which was not obtained through the exercise of a stock option, endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange.

                  As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Option Price of the shares with respect to which an Option has been exercised and any applicable taxes, a certificate or certificates representing such shares shall be registered in the name of the Optionee or the Optionee's Successor and shall be delivered to the Optionee or the Optionee's Successor. An Optionee or Successor shall have no rights as a stockholder with respect to any shares covered by the Option until the Optionee or Successor shall have become the holder of record of such shares, and, except as provided in Section 14 hereof, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such shares for which the record date is prior to the date on which the Optionee or Successor shall have become the holder of record thereof.

                  3. Termination of Employment; Demotion.

                  The effect of the Demotion (as "Demotion" is defined in Subsection 2(m) of this Plan) of an Optionee by the Company or of the termination of an Optionee's employment or, in the case of an Eligible Director, service, with the Company or a Subsidiary shall be as follows:

                  (a) Involuntary Termination or Demotion. If the employment or, in the case of Eligible Director, the service, of an Optionee is terminated involuntarily by the Company or a Subsidiary or if the Optionee receives a Demotion, the right to exercise any outstanding Options, to the extent exercisable, held by such Optionee shall terminate, notwithstanding any other provisions herein, on the date such Options expire or three months following such Demotion or involuntary termination, whichever first occurs, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise any outstanding Options during such period shall only exist to the extent such Options were exercisable immediately preceding such Demotion or involuntary termination of employment or service under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect.

                  (b) Disability. If the employment or, in the case of an Eligible Director, the service, of an Optionee is interrupted by reason of a "disability," as defined in Albertson's, Inc. Employees' Disability Benefits Plan or a successor plan or Albertson's Southern Region Employees' Disability Benefits Plan or a successor plan (collectively referred to herein as the "Disability Plan") and a determination has been made by the trustees under the Disability Plan that such Optionee is eligible to receive disability payments thereunder (or, in the case of an Eligible Director, would otherwise have been entitled to receive such disability payments thereunder if he or she was an employee) ("Disability Determination"), the right to exercise any outstanding Options, to the extent exercisable, held by such Optionee shall terminate, notwithstanding any other provisions herein, on the date such Options expire or within three years of the date that the first payment is made pursuant to the Disability Determination, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise any outstanding Options during such period shall only exist to the extent such Options were exercisable immediately preceding the date of the Disability Determination under the provisions of the applicable agreements relating thereto, unless the Administrator in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect.

                  (c) Retirement. If an Optionee's employment terminates as the result of retirement of the Optionee under any retirement plan of the Company or a Subsidiary or, in the case of an Eligible Director whose service terminates on or after attaining age 65, or age 55 with 10 years of service as a director, an Optionee with a Nonqualified Stock Option may exercise any outstanding Nonqualified Stock Option at any time prior to the expiration date of the Nonqualified Stock Option, or such other period as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter, and an Optionee with an Incentive Stock Option may exercise any outstanding Incentive Stock Option at any time prior to the expiration date of the Incentive Stock Option or within three months following the effective date of the Optionee's retirement, whichever is the shorter period; it being understood, however, that such right to exercise Options during such applicable periods shall only exist to the extent such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such applicable period all of such Optionee's rights under the Option shall lapse and be without further force or effect.

                  (d) Death. (i) If an Optionee shall die while an Employee or while serving as a director or within three months after the date that a determination is made under the Disability Plan that such Optionee is, or in the case of an Eligible Director, would have been, eligible to receive disability payments thereunder, the Optionee's Option or Options may be exercised by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall have failed to make testamentary disposition of such Options or shall have died intestate, by the Optionee's legal representative or representatives (such person, persons, representative or representatives are referred to herein as the "Successor" or "Successors" of an Optionee), in either case at any time prior to the expiration date of such Options or within three years of the date of the Optionee's death, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise Options during such period shall only exist to the extent such Options were exercisable on the date of the Optionee's death under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect. (ii) If an Optionee shall die within three months after the involuntary termination of the Optionee's employment, the Optionee's Options may be exercised by the Optionee's Successors at any time prior to the expiration date of such Options or within one year of the date of the Optionee's death, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise Options during such period shall only exist to the extent such Options were exercisable on the date of the Optionee's retirement or termination of employment under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period all of such Optionee's rights under any Option shall lapse and be without further force or effect. (iii) If an Optionee shall die after the Optionee's retirement, the
                  Optionee's Options may be exercised by the Optionee's Successors in accordance with Section 7(C)(3)(c) hereof.

                  (e) Voluntary or Other Termination. If the employment or, in the case of an Eligible Director, the service, of an Optionee shall terminate voluntarily or for any reason other than as set forth in Paragraphs (a), (b), (c) or (d) above, the Optionee's rights under any then outstanding Options shall terminate on the date of such termination of employment or service; provided, however, the Administrator may, in its sole discretion, take such action as it considers appropriate to waive in writing such automatic termination and/or the restrictions, if any, contained in the applicable agreements relating thereto.

                  (f) To the extent that an Option may be exercised during a period designated (expressly or pursuant to an action of the Administrator) in Subsection C3 of this Section 7, unless exercised within such designated period, the Option shall thereafter be null and void.

                  (g) Notwithstanding anything to the contrary herein, service as a Special Advisor shall be treated as service as an Eligible Director for all purposes and no termination of service shall be deemed to occur in the event an Eligible Director is designated as a Special Advisor in connection with a Director's termination of directorship.

                  4. Other Terms.

                  The Administrator may not reduce the exercise price of an Option after the date of its grant. Options granted pursuant to the Plan may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

Section  8.   Stock Appreciation Rights.

(a) A stock appreciation right or SAR is a right to receive, upon surrender of the right, but without payment, an amount payable in cash. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. The exercise price of the SAR shall be determined by the Administrator and shall not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(b) In the case of an SAR granted in tandem with an Incentive Stock Option to an Employee who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c) The exercise price shall be established by the Administrator at the time the SAR is granted. A SAR may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

Section  9.   Restricted Stock/Deferred Stock.

(a) Restricted Stock is Common Stock of the Company that is issued to a Participant at a price determined by the Administrator, which price may be zero (if permitted by law), and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Administrator may determine. Restricted Stock may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

(b) Deferred Stock is an Award of Common Stock which is made to a Participant at a price determined by the Administrator, which price may be zero (if permitted by law) and which is not issued to the Participant until all the restrictions on transfer and/or such other restrictions on incidents of ownership as the Administrator has determined have lapsed. Deferred Stock may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

(c) The Administrator may provide that the restrictions on shares of Restricted Stock or any other Award shall lapse upon the achievement by the Company of specified performance goals. Such performance goals may be expressed in terms of one or more financial or other objective goals listed below which may be Company-wide or otherwise, including on a division basis, regional basis or on an individual basis. Financial goals may be expressed in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets, total stockholder return, reductions in the Company's overhead ratio and/or expense to sales ratios, or any one or more of the foregoing. Any criteria may be measured in absolute terms or as compared to another company or companies. To the extent applicable, any such performance goal shall be determined (i) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants or (ii) so that a third party having knowledge of the relevant facts could determine whether such performance goal is met.

Section  10.   Other Stock-Based Incentive Awards.

The Administrator may from time to time grant Awards under this Plan that provide the Participant with the right to purchase Common Stock or that are valued by reference to the Fair Market Value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Administrator, provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Administrator will determine the price of any Award and may accept any lawful consideration therefore. Such Awards may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

Section  11.   No Right to Continued Employment.

Neither the Plan nor any Awards granted under the Plan shall be deemed to confer upon any Employee any right to continued employment by the Company or any Subsidiary, and shall not interfere in any way with the right of the Company or any Subsidiary to demote or discharge the Employee for any reason at any time. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

Section  12.   Listing and Registration of Shares.

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issuance of shares thereunder, no outstanding Awards may be exercised in whole or in part and/or shares so purchased or issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan that may be required in connection with such listing, registration, qualification, consent or approval.

Section 13. Acceleration of Awards Upon Change in Control and Termination of Employment.

(a) Notwithstanding anything to the contrary contained elsewhere in this Plan or under the terms of any Award Agreement, upon a Change in Control, each outstanding Award shall become immediately vested and/or exercisable for the total remaining number of shares of Common Stock, SARs or Units covered by the Award.

(b) Notwithstanding anything to the contrary contained elsewhere in this Plan or under the terms of any Award Agreement, if any Participant's employment with the Company is terminated by the Company prior to a Change in Control without Cause (as defined below) at the direction of a "person" (as defined for purposes of Section 13(d) of the Act) who has entered into an agreement with the Company the consummation of which will constitute a Change in Control, the Award of such terminated Participant shall become immediately exercisable, as of the date immediately preceding such date of termination, for the total remaining number of shares of Common Stock, SARs or Units covered by the Award. For purposes of this Section, "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform his or her duties with the Company (other than due to incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries.

(c) For purposes of this Section 13, "Change in Control" shall mean the occurrence of any of the following events:

         (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock (as defined in subsection 13(e) below) of the Company; provided, however, that:

               (1) for purposes of this Subsection 13(c)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors (as defined in Subsection 13(d) below), (B) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination (as defined below) that complies with clauses (A), (B) and (C) of Subsection 13(c)(iii) below;

               (2) if any Person acquires beneficial ownership of 20% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (1)(A) of Subsection 13(c)(i) above and such
                    Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

               (3) a Change in Control will not be deemed to have occurred if a Person acquires beneficial ownership of 20% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

               (4) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person's acquisition; or

         (ii)  a majority of the Directors are not Incumbent Directors; or

         (iii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (each, a "Business Combination"), unless, in each case, immediately following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

         (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Subsection 13(c)(iii).

(d) For purposes of this Section 13, "Incumbent Directors" means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company's shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(e) For purposes of this Section 13, "Voting Stock" means securities entitled to vote generally in the election of directors.

Section  14.   Adjustments.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split-up, reverse stock split, combination of shares or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and Award Price of shares subject to outstanding Awards granted under the Plan as may be determined by the Administrator, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

Upon any adjustment made pursuant to this Section 14 the Company will, upon request, deliver to the Participant or to the Participant's Successors a certificate of its Secretary setting forth the Award Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable upon the exercise of such Award.

Section  15.   Use of Proceeds.

The proceeds received by the Company from the sale of shares pursuant to Options granted under this Plan or from the exercise of other Awards shall be available for general corporate purposes.

Section  16.   Tax Withholding.

The Administrator may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company and any Subsidiary to withhold federal income taxes or other taxes with respect to any Award made under the Plan. Such rules and procedures may provide (i) in the case of Awards paid in shares of Common Stock, that the person receiving the Award may satisfy the withholding obligation by instructing the Company to withhold shares of Common Stock otherwise issuable upon exercise of such Award in order to satisfy such withholding obligation and (ii) in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant.

Section  17.   Nontransferability.

No Award shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution or, in the case of an Award other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Act), and such Award shall be exercisable during the lifetime of an Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrator may set forth in the Award Agreement evidencing an Award (other than an Incentive Stock Option) at the time of grant or thereafter, that the Award may be transferred to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Award shall be deemed to be the Participant. For this purpose, immediate family means the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

Section  18.   Interpretation, Amendments and Termination.

The Administrator may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Administrator shall be final and binding upon all persons.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or that, without the approval of the Company stockholders, would:

         (a) except as provided in Section 14, increase the total number of shares of Common Stock reserved for the purposes of the Plan;

         (b) change the Employees or class of Employees eligible to participate in the Plan;

         (c) extend the maximum period during which Awards may be granted; or

         (d) change the provisions of subsections 7.A. and B. requiring stockholder approval of the grant of an Option at less than the Fair Market Value of the Common Stock on the date the Option is granted or of subsection 7.C.4. prohibiting the reduction in the exercise price of an Option after the date of its grant.

Other than as set forth above, stockholder approval under this Section 18 shall be required only at such times and under such circumstances as stockholder approval would be required under Rule 16b-3 of the Act with respect to any material amendment to any employee benefit plan of the Company.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 14 above, no such amendment shall impair the rights of any holder without his or her consent. The Board of Directors may, in its discretion, terminate this Plan at any time. Termination of the Plan shall not affect the rights of Participants or their Successors under any Awards outstanding and not exercised in full on the date of termination.

Section  19.   General Provisions.

No Award may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Administrator, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any Employee for any purposes of the Plan or Awards granted thereunder, except that no Awards may be granted to an Employee while he or she is absent on leave.

No Participant shall have any rights as a stockholder with respect to any shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

Nothing contained in the Plan or in Awards granted thereunder shall confer upon any Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time.

Any Award Agreement may provide that stock issued upon exercise of any Award may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks or forfeiture as the Committee may determine at the time such Award is granted.

Section  20.   Indemnification and Exculpation.

Each person who is or shall have been a member of the Board of Directors or of the Committee administering the Plan shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person's lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

Each member of the Board of Directors or of the Committee administering the Plan, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee administering the Plan, or an officer or employee of the Company be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section  21.   Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 250 Parkcenter Blvd., Post Office Box 20, Boise, Idaho 83726, addressed to the attention of the Secretary; and if to a Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.